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                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

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
                                                                                             Settlement Date                9/30/00
                                                                                             Determination Date            10/11/00
                                                                                             Distribution Date             10/16/00
I.      All Payments on the Contracts                                                                                  2,687,389.03
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               58,780.93
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                              0.00
V.      Servicer Monthly Advances                                                                                         75,163.24
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               12,771.47
VIII.   Transfers to the Pay-Ahead Account                                                                                (7,675.94)

IX.     Less: Investment Earnings distributions
        (a)  To Sellers with respect to the Collection Account                                                                 0.00
        (b)  To Sellers with respect to the Pay-Ahead Account                                                                -321.6

Total available amount in Collection Account                                                                          $2,826,107.13
                                                                                                                      =============



DISTRIBUTION AMOUNTS                                                        Cost per $1000
--------------------------------------------                               -----------------

1.  (a) Class A-1 Note Interest Distribution                                                                0.00
    (b) Class A-1 Note Principal Distribution                                                               0.00
        Aggregate Class A-1 Note Distribution                                 0.00000000                                       0.00

2.  (a) Class A-2 Note Interest Distribution                                                                0.00
    (b) Class A-2 Note Principal Distribution                                                               0.00
        Aggregate Class A-2 Note Distribution                                 0.00000000                                       0.00

3.  (a) Class A-3 Note Interest Distribution                                                                0.00
    (b) Class A-3 Note Principal Distribution                                                               0.00
        Aggregate Class A-3 Note Distribution                                 0.00000000                                       0.00

4.  (a) Class A-4 Note Interest Distribution                                                           47,302.56
    (b) Class A-4 Note Principal Distribution                                                       2,107,123.76
        Aggregate Class A-4 Note Distribution                                57.75941877                               2,154,426.32

5.  (a) Class A-5 Note Interest Distribution                                                          156,755.00
    (b) Class A-5 Note Principal Distribution                                                               0.00
        Aggregate Class A-5 Note Distribution                                 5.35000000                                 156,755.00

6.  (a) Class A-6 Note Interest Distribution                                                          128,375.00
    (b) Class A-6 Note Principal Distribution                                                               0.00
        Aggregate Class A-6 Note Distribution                                 5.41666667                                 128,375.00

7.  (a) Class B Note Interest Distribution                                                             59,285.00
    (b) Class B Note Principal Distribution                                                                 0.00
        Aggregate Class B Note Distribution                                   5.56666667                                  59,285.00

8.  (a) Class C Note Interest Distribution                                                             98,822.83
    (b) Class C Note Principal Distribution                                                                 0.00
        Aggregate Class C Note Distribution                                   5.70833312                                  98,822.83

9.  Servicer Payment
    (a) Servicing Fee                                                                                  37,518.38
    (b) Reimbursement of prior Monthly Advances                                                        87,054.20
         Total Servicer Payment                                                                                          124,572.58

10. Deposits to the Reserve Account                                                                                      103,870.40

Total Distribution Amount from Collection Account                                                                     $2,826,107.13
                                                                                                                      =============

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                                  Page 1 of 4

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

Reserve Account distributions to Sellers

    (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                    52,558.42
    (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                         51,311.98
    (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                               14,270.53
    (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                    13,932.09
                 Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                              132,073.02
                                                                                                                     ==============

Payahead Account distributions to Sellers

--------------------------------------------
    (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                               162.7296
    (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                    158.8704
                 Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                   321.6

INTEREST

1. Current Interest Requirement
    (a) Class A-1 Notes    @            5.845%                                                                0.00
    (b) Class A-2 Notes    @            0.06028                                                               0.00
    (c) Class A-3 Notes    @            6.140%                                                                0.00
    (d) Class A-4 Notes    @            6.250%                                                            47302.56
    (e) Class A-5 Notes    @            6.420%                                                          156,755.00
    (f) Class A-6 Notes    @            6.500%                                                              128375
              Aggregate Interest on Class A Notes                                                                          332432.56

    (g) Class B Notes @                 0.0668                                                                                 59285

    (h) Class C Notes @                 0.0685                                                                              98822.83


2. Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                   0.00
        (b) Class A-2 Notes                                                                                   0.00
        (c) Class A-3 Notes                                                                                   0.00
        (d) Class A-4 Notes                                                                                   0.00
        (e) Class A-5 Notes                                                                                   0.00
        (f) Class A-6 Notes                                                                                      0

        (g) Class B Notes                                                                                     0.00
                                                                           -----------------

        (h) Class C Notes                                                                                     0.00


3.   Total Distribution of Interest                                         Cost per $1000
        (a) Class A-1 Notes                                                     0.00000000                    0.00
        (b) Class A-2 Notes                                                              0                    0.00
        (c) Class A-3 Notes                                                     0.00000000                    0.00
        (d) Class A-4 Notes                                                     1.26816515                47302.56
        (e) Class A-5 Notes                                                     5.35000000              156,755.00
        (f) Class A-6 Notes                                                     5.41666667                  128375
                     Total Aggregate Interest on Class A Notes                                                             332432.56

        (g) Class B Notes                                                      5.566666667                                 59,285.00

--------------------------------------------
        (h) Class C Notes                                                             5.71                                  98822.83

                                                                           -----------------

PRINCIPAL

                                                                           No. of Contracts
1.   Amount of Stated Principal Collected                                                               1126072.05
2.   Amount of Principal Prepayment Collected                                        71.00               867685.93
3.   Amount of Liquidated Contract                                                       9               113365.78
                                                                                                         ---------
4.   Amount of Repurchased Contract                                                      0               0.0000000

       Total Formula Principal Distribution Amount                                                                      2,107,123.76

5.   Principal Balance before giving effect to Principal Distribution                                    Pool Factor
        (a) Class A-1 Notes                                                                              0.0000000              0.00
        (b) Class A-2 Notes                                                                              0.0000000              0.00
        (c) Class A-3 Notes                                                                              0.0000000              0.00
        (d) Class A-4 Notes                                                                              0.2434877      9,082,092.27
        (e) Class A-5 Notes                                                                              1.0000000     29,300,000.00
        (f) Class A-6 Notes                                                                                         1       23700000

        (g) Class B Notes                                                                                           1  10,650,000.00

        (h) Class C Notes                                                                                           1  17,312,029.25
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

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                     0.00
        (b) Class A-2 Notes                                                                                                     0.00
        (c) Class A-3 Notes                                                                                                     0.00
        (d) Class A-4 Notes                                                                                                     0.00
        (e) Class A-5 Notes                                                                                                     0.00
        (f) Class A-6 Notes                                                                                                        0

        (g) Class B Notes                                                                                                       0.00
                                                                           -----------------

        (h) Class C Notes                                                                                                       0.00


7.   Principal Distribution                                                  Cost per $1000
        (a) Class A-1 Notes                                                    0.00000000                                       0.00
        (b) Class A-2 Notes                                                    0.00000000                                       0.00
        (c) Class A-3 Notes                                                    0.00000000                                       0.00
        (d) Class A-4 Notes                                                   56.49125362                               2,107,123.76
        (e) Class A-5 Notes                                                    0.00000000                                       0.00
        (f) Class A-6 Notes                                                                 0                                      0

        (g) Class B Notes                                                                   0                                   0.00

        (h) Class C Notes                                                                   0                                   0.00


8.   Principal Balance after giving effect to Principal Distribution                                Pool Factor
        (a) Class A-1 Notes                                                                          0.0000000                  0.00
        (b) Class A-2 Notes                                                                          0.0000000                  0.00
        (c) Class A-3 Notes                                                                          0.0000000                  0.00
        (d) Class A-4 Notes                                                                          0.1869965          6,974,968.51
        (e) Class A-5 Notes                                                                          1.0000000         29,300,000.00
        (f) Class A-6 Notes                                                                                       1         23700000

        (g) Class B Notes                                                                            1.0000000         10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                                                1               17312029.25



POOL  DATA
                                                                                                        Aggregate
                                                                           No. of Contracts         Principal Balance
1.   Pool Stated Principal Balance as of                  36799                 3,296                   87,936,997.76

2.   Delinquency Information                                                                                            % Delinquent

              (a) 31-59 Days                                                      60                       701,310.1     0.007975143
              (b) 60-89 Days                                                      19                        205802.41    0.002340339
              (c) 90-119 Days                                                     17                       172,617.77    0.001962971
              (d) 120 Days +                                                      0                              0.00              0

3.   Contracts Repossessed during the Due Period                                  0                              0.00

                                                                                                    ---------------------
4.   Current Repossession Inventory                                               1                         80,314.41

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                 9                        113,365.78
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                          58,780.93
       Total Aggregate Net Losses for the preceding Collection Period                                                       54584.85

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                         476628.25

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                   420                             4338558.820

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                         0.092741313

--------------------------------------------
9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                            116.0213162

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

TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                                     0.691%
    (b)  Delinquency Percentage Trigger in effect ?                                             NO

2.  (a)  Average Net Loss Ratio                                             1.4597E-05
    (b)  Net Loss Ratio Trigger in effect ?                                                NO
    (c)  Net Loss Ratio (using ending Pool Balance)                        2.87406E-05

  3. (a) Servicer Replacement Percentage                                   0.000398512
--------------------------------------------                               -----------
     (b)  Servicer Replacement Trigger in effect ?                                         NO



MISCELLANEOUS

1.   Monthly Servicing Fees                                                                                                37,518.38

2.   Servicer Advances                                                                                                      75163.24

3.   (a)  Opening Balance of the Reserve Account                                                                          5325240.59
     (b)  Deposits to the Reserve Account                                                                    103870.4
     (c)  Investment Earnings in the Reserve Account                                                         28202.62
     (d)  Distribution from the Reserve Account                                                            -132073.02
     (e)  Ending Balance of the Reserve Account                                                                           5325240.59

4.   Specified Reserve Account Balance                                                                                    5325240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                          59751.67


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